Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Flowserve Corporation of our report dated February 20, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Flowserve Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas October 30, 2019